UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2012 (April 5, 2012)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 5, 2012, Edward M. Weil, Jr. resigned as President of Business Development Corporation of America (the “Company”).

Simultaneous with Mr. Weil’s resignation, the Board of Directors of the Company appointed Peter M. Budko as President of the Company, effective April 5, 2012, in accordance with the terms of the Company’s Bylaws. Mr. Budko will remain our Chief Operating Officer, a position he has held since January 2011. Prior to his appointment, Mr. Budko also  served as the Executive Vice President and Chief Investment Officer since our formation in May 2010.

Mr. Budko, 52, has also served as chief executive officer of the BDCA advisor since June 2011. He has more than 20 years of real estate experience. Mr. Budko also has been executive vice president and chief investment officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT property manager, the ARCT advisor and our dealer manager since their formation in August 2007 and executive vice president and chief investment officer of American Realty Capital New York Recoverty REIT, Inc. (“NYRR”) since its formation in October 2009 and the NYRR property manager and the NYRR advisor since their formation in November 2009. He has also been executive vice president and chief operating officer of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and executive vice president of the advisor of ARC RCA since its formation in May 2010. Mr. Budko also has been executive vice president of American Realty Capital Healthcare Trust Inc. (“ARC HT”) and the ARC HT advisor since their formation in August 2010. Mr. Budko has served as executive vice president and chief investment officer of American Realty Capital Trust III, Inc. (“ARCT III”) since its formation in October 2010. Mr. Budko has served as executive vice president and chief investment officer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Budko has also served as executive vice president and chief investment officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) since its formation in September 2010 and executive vice president of its advisor since its formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of American Realty Capital Properties, Inc. (“ARCP”) since its formation in December 2010 and executive vice president and chief investment officer of its advisor since its formation in November 2010. Mr. Budko also serves as executive vice president and chief investment officer of American Realty Capital Global Daily Net Asset Value Trust, Inc. (“ARC Global”), and as executive vice president and chief financial officer of the ARC Global advisor, since their formation in July 2011. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 – January 2006. The Wachovia Structured Asset Finance Group structured and invested in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Simultaneous with his appointment as President, Mr. Budko resigned from his position as Chief Investment Officer, effective April 5, 2012 and the Company appointed Robert K. Grunewald as Chief Investment Officer, effective April 5, 2012, in accordance with the terms of the Company’s Bylaws.

Mr. Grunewald, 49, also has served as Chief Investment Officer of the BDCA advisor since September 2011. He has over 25 years of experience in middle market finance, business development companies and asset management. Within the finance industry, he has participated as a lender, investment banker, M&A advisor, portfolio manager and hedge fund operator. As head of Financial Services M&A at NationsBank/Montgomery Securities from 1992 through 1997, Mr. Grunewald and his team completed numerous assignments for clients throughout the specialty finance industry. In 1997, Mr. Grunewald was recruited to lead the Specialty Finance Investment Banking Practice at what became Wachovia Securities. At Wachovia, Mr. Grunewald managed a number of high profile transactions, including initial public offerings and secondary offerings for some of the largest publicly-traded BDCs and finance companies including Capital Source, American Capital Strategies, Allied Capital, Ares Capital and Gladstone Capital. In 2006, Mr. Grunewald joined American Capital Strategies (ACAS), a publicly-traded BDC and global asset manager with current assets under management in excess of $52 billion. As head of the Financial Services Investment Practice from 2006 through 2009, Mr. Grunewald and his team focused on investment activity in the specialty finance, insurance, depository and asset management sectors. In his three years at ACAS, Mr. Grunewald committed over $1 billion to debt and equity investments and also founded two highly successful financial services companies at ACAS: Core Financial Holdings, a diversified commercial finance company and asset based lender, and American Capital Agency Corporation (NASDAQ:AGNC), a publicly traded mortgage REIT, currently with over $43 billion in assets. Mr. Grunewald’s relationships and contacts within the middle market finance arena will allow BDCA to source debt and equity investments from a large universe of middle market originators and sponsors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: April 9, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman